SciPlay Reports Third Quarter 2019 Results

11% Revenue Growth in Quarter & 17% Year to Date, both Exceeding Market Growth Rates

Net Income Increases Over 170% Compared to Prior Year Period

LAS VEGAS, Nov. 7, 2019 /PRNewswire/ -- SciPlay Corporation (NASDAQ: SCPL) ("SciPlay" or the "Company") today reported results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights vs. Third Quarter 2018

  Third quarter revenue grew 11% or $11.1 million to $116.4 million, which was more than the market growth rate of 7% according to estimates from Eilers and Krejcik. Mobile revenue of $97.7 million was up 18%. This growth reflects the ongoing popularity of SciPlay's core games with particular strength from Jackpot Party® Casino, Bingo Showdown®, 88 Fortunes® and Monopoly Slots.
  Financial outlook for the full year 2019, the company is now expecting revenue in the range of $470 million to $475 million.
  Net income was $25.0 million with a net income margin of 21.5%, up from $9.2 million and 8.7%.
  AEBITDA was $32.0 million, an increase of 35%, and AEBITDA margin was 27.5%, an increase of 500 bps.
  Net cash provided by operating activities was $33.8 million reflecting strong results and includes a $3.0 million payment related to contingent acquisition consideration.
  Cash and cash equivalents increased $30.9 million to $81.3 million from the second quarter 2019.

Key Performance Highlights

  Payer conversion rates remained strong at 5.8% validating our continued focus on live operations to drive increased player interaction with the games.
  ARPDAU increased 9% from the prior year period to $0.47.
  Jackpot Party has moved into the Top 20 highest overall Mobile Grossing Games and is in the Top 5 for the Social Casino Games Category in the latest reports by Eilers & Krejcik.
  Hot Shot Casino re-launched with new look and feel in late September.
  Gold Fish Casino successfully re-launched in early November with new updates and features.

Josh Wilson, Chief Executive Officer of SciPlay, said, "I'm pleased with the team's hard work and passion that led to above market revenue growth of 11% in the third quarter. We have a number of exciting game updates that will lead to continued growth in our evergreen franchises as we explore opportunities in new geographies, new games and new genres. These will enable us to execute on our mission to become the #1 casual mobile gaming company in the world."

Mike Cody, Chief Financial Officer of SciPlay, added, "Our strong portfolio of games drove growth in revenue, net income, AEBITDA and a significant increase in cash flows from operations in the third quarter. We see a number of avenues to grow the business from increased player interaction in our existing games as well as potential new market opportunities."

SUMMARY RESULTS

($ in millions)	Three months ended September 30,
	2019	2018
Revenue	$116.4	$105.3
Net income	25.0	9.2
Net income margin	21.5%	8.7%
Net cash provided by operating activities	33.8	19.6
Capital expenditures	1.8	0.7

Non-GAAP Financial Measures (1)
Adjusted EBITDA (2)	$32.0	$23.7
Adjusted EBITDA margin	27.5%	22.5%

Balance Sheet Measures	As of September 30, 2019	As of December 31, 2018
Cash and cash equivalents	$81.3	$10.0
Available liquidity	231.3	10.0

(1) The financial measures "AEBITDA" and "AEBITDA margin" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(2)  Under the terms of the IP License Agreement, as more fully described in our Prospectus, dated May 2, 2019, filed with the SEC on May 6, 2019, we acquired an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license for intellectual property created or acquired by Bally Gaming, Inc. or its affiliates, which resulted in no future royalties or fees for our use of intellectual property owned by Bally Gaming Inc. or its affiliates in our currently available games.

Key Performance Indicators

(in millions, except ARPDAU, Average monthly revenue per payer, and percentages)	Three months ended September 30,
	2019	2018	Increase / (Decrease)
Mobile Penetration	84%	79%	5pp
Average MAU	7.8	8.4	(0.6)
Average DAU	2.7	2.7	—
ARPDAU	$0.47	$0.43	$0.04
Average MPUs	0.5	0.5	—
Average monthly revenue per payer	$84.90	$76.26	$8.64
Payer conversion rate	5.8%	5.5%	0.3 pp
pp = percentage points.

Earnings Conference Call

SciPlay executive leadership will host a conference call on Thursday, November 7, 2019, at 5:30 p.m. EST to review the Company's third quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.sciplay.com/investors/investor-information/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-0790 (U.S. and International) and ask to join the SciPlay Corporation call. A replay of the webcast will be archived in the Investors section on www.sciplay.com.

About SciPlay

SciPlay (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including social casino games Jackpot Party Casino, Gold Fish Casino, Hot Shot Casino and Quick Hit Slots, and casual games MONOPOLY Slots, Bingo Showdown and 88 Fortunes Slots. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to our internally created games, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. We have access to Scientific Games Corporation's library of more than 1,500 iconic casino titles which we integrate across our different games.

You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.sciplay.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC's Regulation Fair Disclosure (Reg FD). The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.

All ® notices signify marks registered in the United States. © 2019 SciPlay Corporation. All Rights Reserved.

SCIPLAY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$116.4	$105.3	$352.9	$302.5
Operating expenses:
Cost of revenue(1)	36.9	40.6	123.1	116.6
Sales and marketing(1)	32.9	27.5	98.4	74.3
General and administrative(1)	9.8	7.9	31.2	25.1
Research and development(1)	6.3	6.4	18.1	19.1
Depreciation and amortization	1.7	1.7	5.2	13.3
Contingent acquisition consideration	—	8.4	1.7	26.4
Restructuring and other	0.2	0.6	0.7	0.7
Total operating expenses	87.8	93.1	278.4	275.5
Operating income	28.6	12.2	74.5	27.0
Other expense:
Other expense, net	(0.4)	(0.2)	(2.4)	(0.8)
Total other expense, net	(0.4)	(0.2)	(2.4)	(0.8)
Net income before income taxes	28.2	12.0	72.1	26.2
Income tax expense	3.2	2.8	7.2	5.9
Net income	25.0	9.2	64.9	20.3
Less: Net income attributable to the noncontrolling interest	23.0	—	36.9	—
Net income attributable to SciPlay	$2.0	$9.2	$28.0	$20.3
Basic and diluted net income attributable to SciPlay per share:
Basic	$0.09	$0.41	$1.23	$0.89
Diluted	$0.09	$0.41	$1.23	$0.89

Weighted average number of shares of Class A common stock used in per share calculation:
Basic shares	22.7	22.7	22.7	22.7
Diluted shares	22.7	22.7	22.7	22.7

(1) Excludes depreciation and amortization.

SCIPLAY CORPORATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SCIPLAY TO ADJUSTED EBITDA
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to SciPlay	$2.0	$9.2	$28.0	$20.3
Net income attributable to noncontrolling interest	23.0	—	36.9	—
Net income	25.0	9.2	64.9	20.3
Contingent acquisition consideration	—	8.4	1.7	26.4
Restructuring and other	0.2	0.6	0.7	0.7
Depreciation and amortization	1.7	1.7	5.2	13.3
Income tax expense	3.2	2.8	7.2	5.9
Stock-based compensation	1.5	0.8	8.1	2.1
Other expense, net	0.4	0.2	2.4	0.8
Adjusted EBITDA	$32.0	$23.7	$90.2	$69.5
Revenue	$116.4	$105.3	$352.9	$302.5
Net income margin (Net income/Revenue)	21.5%	8.7%	18.4%	6.7%
AEBITDA margin (AEBITDA/Revenue)	27.5%	22.5%	25.6%	23.0%
Royalties for Scientific Games Corporation IP(1)	$—	$6.7	$10.2	$19.3

(1) Under the terms of the IP License Agreement, as more fully described in our Prospectus, we acquired an exclusive (subject to certain limited exceptions), perpetual, non-royalty-bearing license for intellectual property created or acquired by Bally Gaming or its affiliates, which resulted in no future royalties or fees for our use of intellectual property owned by Bally Gaming or its affiliates in our currently available games.

Forward-Looking Statements

In this press release, SciPlay makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, guidance, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal" or similar terminology and include, without limitation, SciPlay's revenue guidance for full year 2019. SciPlay is providing the financial guidance in this press release to provide investors with certain useful information to assist them with evaluating the Company. This information should not be considered in isolation or as a substitute for SciPlay's As Reported financial results prepared in accordance with U.S. GAAP. This guidance should be read in conjunction with SciPlay's respective financial statements and related footnotes filed with the SEC. SciPlay does not expect to continue to provide financial guidance and disclaims any obligation to update such information, as noted below. These forward-looking statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: our ability to attract and retain players; our reliance on third-party platforms; our dependence on the optional purchases of virtual currency to supplement the availability of periodically offered free virtual currency; our ability to continue to launch and enhance games that attract and retain a significant number of paying players; our reliance on a small percentage of our players for nearly all of our revenue; our ability to adapt to, and offer games that keep pace with, changing technology and evolving industry standards; competition; the impact of legal and regulatory restrictions on our business, including significant opposition in some jurisdictions to interactive social gaming, including social casinos, and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casinos specifically, and how this could result in a prohibition on interactive social gaming or social casinos altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations; laws and government regulations, both foreign and domestic, including those relating to our parent, Scientific Games Corporation, and to data privacy and security, including with respect to the collection, storage, use, transmission, sharing and protection of personal information and other consumer data, and those laws and regulations that affect companies conducting business on the internet, including ours; the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions; our ability to use the intellectual property rights of our parent, Scientific Games Corporation, and other third parties, including the third-party intellectual property rights licensed to Scientific Games Corporation, under our intellectual property license agreement with our parent; protection of our proprietary information and intellectual property, inability to license third-party intellectual property and the intellectual property rights of others; security and integrity of our games and systems; security breaches, cyber-attacks or other privacy or data security incidents, challenges or disruptions; reliance on or failures in information technology and other systems; our ability to complete acquisitions and integrate businesses successfully; our ability to pursue and execute new business initiatives; fluctuations in our results due to seasonality and other factors; dependence on skilled employees with creative and technical backgrounds; natural events that disrupt our operations or those of our providers or suppliers; risks relating to foreign operations, including the complexity of foreign laws, regulations and markets; the uncertainty of enforcement of remedies in foreign jurisdictions; the effect of currency exchange rate fluctuations; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel in foreign jurisdictions; the economic, tax and regulatory policies of local governments; and compliance with applicable anti-money laundering, anti-bribery and anti-corruption laws; U.S. and international economic and industry conditions; changes in tax laws or tax rulings, or the examination of our tax positions; litigation and other liabilities relating to our business, including litigation and liabilities relating to consumer protection, gambling-related matters, employee matters, alleged service and system malfunctions, alleged intellectual property infringement and claims relating to our contracts, licenses and strategic investments; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; failure to maintain adequate internal control over financial reporting; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; our ability to achieve some or all of the anticipated benefits of being a standalone public company; our dependence on distributions from SciPlay Parent Company, LLC to pay our taxes and expenses, including substantial payments we will be required to make under the Tax Receivable Agreement; and stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. In general, we believe there is less publicly available information concerning international social gaming industries than the same industries in the U.S. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" in the Company's quarterly reports on Form 10-Q. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Adjusted EBITDA, or AEBITDA and AEBITDA margin. These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA and AEBITDA margin to, among other things: (i) monitor and evaluate the performance of our business operations; (ii) facilitate our management's internal comparisons of our historical operating performance and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, our management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of our results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management believes that AEBITDA and AEBITDA margin are useful as they provide investors with information regarding our financial condition and operating performance that is an integral part of our management's reporting and planning processes. In particular, our management believes that AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on our ongoing underlying operating performance. Management believes AEBITDA margin is useful as it provides investors with information regarding the underlying operating performance and margin generated by our business operations.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income attributable to SciPlay as the most directly comparable GAAP measure. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA is reconciled to Net income attributable to SciPlay before: (1) net income attributable to noncontrolling interest; (2) interest expense; (3) income tax expense; (4) depreciation and amortization; (5) contingent acquisition consideration; (6) restructuring and other, which includes charges or expenses attributable to: (a) employee severance; (b) management changes; (c) restructuring and integration; (d) M&A and other, which includes: (i) M&A transaction costs; (ii) purchase accounting adjustments; (iii) unusual items (including certain legal settlements) and (iv) other non-cash items; and (e) cost-savings initiatives; (7) stock-based compensation; (8) loss (gain) on debt financing transactions; and (9) other expense (income) including foreign currency (gains) and losses.

AEBITDA Margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three- and nine-month periods ended September 30, 2019 and 2018, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net income (loss) margin, the most directly comparable GAAP measure, in a schedule above.

CONTACT: Media Relations, Susan Cartwright, +1 702-532-7981, Vice President, Corporate Communications, susan.cartwright@scientificgames.com, Investor Relations, Michael Cody, +1 319-229-8332, Chief Financial Officer